Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos. 33-61441; 33-45453; 333-66891; 333-08721; 333-61163; 333-86863; 333-86869; 333-72904; 333-104955; 333-118761; 333-126788; 333-146646; 333-162635; 333-176602; 333-182609 and 333-191966) and on Form S-3 (File Nos. 333-34674; 333-68922; 333-91888; 333-150538; 333-150653; 333-183221, 333-193321, and 333-209616) of Legg Mason, Inc. of our report dated May 24, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
May 24, 2017